Exhibit 99.2

FIRST QUARTERLY REPORT

MARCH 2003

[LOGO] The First of Long Island
The First of Long Island Corporation

Dear Stockholder

      We are pleased to report earnings for the first quarter of 2003. Earnings per share were 74 cents as compared to 62 cents in the first quarter of 2002, an increase of 19%. Net income for the most recent quarter was $3,093,000 as compared to $2,648,000 a year ago. Total assets were $803,691,000 at March 31, 2003.

      The most important reason for the growth in earnings was an unusually large commercial mortgage prepayment fee. Other important causes of the earnings increase include growth in checking balances, market type savings balances and residential mortgages as well as a gain on the sale of securities. The large prepayment fee, the recurrence of which is unlikely, was especially important to the growth in earnings per share being equivalent to approximately 8 cents per share.

      The Company continues to be challenged by the very low interest rate market. The negative effects on net interest margin are expected to become even more pronounced as loans and securities are repriced or reinvested at lower yields without an offsetting reduction in the cost of funds. Also beginning to adversely affect earnings are the expenses of certain growth strategies including the costs of our new branches in Manhattan.

      We are excited by two new growth strategies. At the end of March we introduced a free consumer checking product. Although we have had good growth in consumer checking balances, the numbers of these accounts have been stagnant and actually trended down last year. There are also ancillary fee and interest income opportunities from free checking, as we look forward to greater growth in our consumer business. Secondly, we expect to open three commercial banking offices in Manhattan in May. We have put together an excellent team of bankers for this market and believe that Manhattan could become an integral part of our growth strategy.


                                            By: /s/ J. William Johnson
                                            Chairman and Chief Executive Officer

      This quarterly report contains various "forward-looking statements" within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Act of 1934. Such statements are generally contained in sentences including the words "may" or "expect" or "could" or "should" or "would" or "believe". The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and therefore actual results could differ materially from those contemplated by the forward looking statements. In addition, the Corporation assumes no duty to update forward-looking statements.


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The First of Long Island Corporation

Financial Highlights

                            BALANCE SHEET INFORMATION

                                                                                3/31/03           3/31/02
                                                                               ---------         ---------
                                                                                       (in thousands)
Total Assets ............................................................       $803,691          $731,274

Net Loans ...............................................................        266,999           233,001

Investment Securities ...................................................        427,287           400,979

Checking Deposits .......................................................        264,474           241,058

Savings and Time Deposits ...............................................        448,785           410,461

Total Stockholders' Equity ..............................................         84,987            76,739

                          INCOME STATEMENT INFORMATION

                                                                                    Three Months Ended
                                                                               ---------------------------
                                                                                3/31/03           3/31/02
                                                                               ---------         ---------
                                                                                       (in thousands)
Net Interest Income .....................................................       $  8,472          $  7,586
Provision For Loan Losses ...............................................             75               100
                                                                                --------          --------
        Net Interest Income After Provision For Loan Losses .............          8,397             7,486
                                                                                --------          --------

Noninterest Income ......................................................          1,485             1,329
Noninterest Expense .....................................................          5,685             5,301
                                                                                --------          --------
  Income Before Income Taxes ............................................          4,197             3,514
Income Tax Expense ......................................................          1,104               866
                                                                                --------          --------
  Net Income ............................................................       $  3,093          $  2,648
                                                                                ========          ========

Earnings Per Share:
  Basic .................................................................       $    .75          $    .63
  Diluted ...............................................................       $    .74          $    .62

      For more detailed financial information please see the Corporation's Form 10-Q for the quarterly period ended March 31, 2003. The Form 10-Q will be available on or before May 15, 2003 and can be obtained from our Finance Department located at 10 Glen Head Road, Glen Head, New York 11545, or you can access Form 10-Q by going to our website and clicking on "The First of Long Island Corporation."

                              Visit our website at
                                  www.fnbli.com

[LOGO] The First of Long Island
The First of Long Island Corporation


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Full Service Offices

10 Glen Head Road
Glen Head, NY 11545
(516) 671-4900

7 Glen Cove Road
Greenvale, NY 11548
(516) 621-8811

253 New York Avenue
Huntington, NY 11743
(631) 427-4143

108 Forest Avenue
Locust Valley, NY 11560
(516) 671-2299

711 Fort Salonga Road
Northport, NY 11768
(631) 261-4000

209 Glen Head Road
Old Brookville, NY 11545
(516) 759-9002

310 Merrick Road
Rockville Centre, NY 11570
(516) 763-5533

130 Mineola Avenue
Roslyn Heights, NY 11577
(516) 621-1900

800 Woodbury Road
Woodbury, NY 11797
(516) 364-3434

Commercial Banking Offices

30 Orville Drive
Bohemia, NY 11716
(631) 218-2500

60 E. Industry Court
Deer Park, NY 11729
(631) 243-2600

22 Allen Boulevard
Farmingdale, NY 11735
(631) 753-8888


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

2091 New Highway
Farmingdale, NY 11735
(631) 454-2022

1050 Franklin Avenue
Garden City, NY 11530
(516) 742-6262

536 Northern Boulevard
Great Neck, NY 11021
(516) 482-6666

330 Motor Parkway
Hauppauge, NY 11788
(631) 952-2900

106 Old Country Road
Hicksville, NY 11801
(516) 932-7150

3000 Marcus Avenue
Lake Success, NY 11042
(516) 775-3133

194 First Street
Mineola, NY 11501
(516) 742-1144

200 Jericho Turnpike
New Hyde Park, NY 11040
(516) 328-3100

133 E. Merrick Road
Valley Stream, NY 11580
(516) 825-0202

Manhattan Commercial Banking Offices
(Opening Spring 2003)

232 Madison Avenue
New York, NY 11006
(212) 213-8111

1501 Broadway, Suite 301
New York, NY 10036

225 Broadway, Suite 703
New York, NY 10007

Investment Management Division

800 Woodbury Road
Woodbury, NY 11797
(516) 364-3436


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